UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 17, 2015

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street
Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721-1700

(Registrants telephone number, indicating area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐                     Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                           Entry into a Material Definitive Agreement.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                                        Other Events.

Completion of Common Stock and Equity Units Offerings

On November 23, 2015, Black Hills Corporation (the “Company”) issued 6,325,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a price of $40.25 per share (the “Common Shares”).  The Common Shares were issued and sold pursuant to the Underwriting Agreement dated November 17, 2015 among the Company and the several Underwriters named in Schedule A thereto (the “Common Stock Underwriting Agreement”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), RBC Capital Markets, LLC (“RBC”) and Wells Fargo Securities, LLC (“Wells Fargo”) acted as representatives.  Such issuance included 825,000 Common Shares that were issued and sold pursuant to the Underwriters’ option to purchase additional shares under the Common Stock Underwriting Agreement, which was exercised in full on November 19, 2015.

In addition, on November 23, 2015, the Company issued 5,980,000 Equity Units, initially consisting of Corporate Units (the “Corporate Units”), for an aggregate stated amount of $299 million, as more fully described below.  The Corporate Units were issued and sold pursuant to the Underwriting Agreement dated November 17, 2015 among the Company and the several Underwriters named in Schedule A thereto (the “Units Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”), for whom Credit Suisse, Wells Fargo, RBC and Merrill Lynch acted as representatives.  Such issuance included 780,000 Corporate Units that were issued pursuant to the Underwriters’ option to purchase additional Corporate Units under the Units Underwriting Agreement, which was exercised in full on November 20, 2015.

Each of the Underwriting Agreements contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities on customary terms.  Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, with the Company, its direct or indirect subsidiaries or its affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

The Common Shares and the Corporate Units have been issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-197895) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated November 16, 2015 and Prospectus Supplements, each dated November 17, 2015.  Copies of the Underwriting Agreements and opinions related to the Common Stock and the Corporate Units are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.  The foregoing descriptions of the terms of the Underwriting Agreements are qualified in their entirety by reference to the actual terms of the applicable exhibits attached hereto.

Terms of Equity Units and Junior Subordinated Notes

Each Corporate Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from the Company for a price in cash of $50, on the purchase contract settlement date, or November 1, 2018, subject to earlier termination or settlement, a certain number of shares of Common Stock; and (ii) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2015 Series A 3.50% Remarketable Junior Subordinated Notes due 2028 (the “Notes”).  In addition to interest payable under the Notes, holders of the Corporate Units will be entitled to receive quarterly contract adjustment payments at a rate of 4.25% per year on the stated amount of $50 per Corporate Unit, subject to the Company’s right to defer such contract adjustment payments.

The Corporate Units are being issued pursuant to the Purchase Contract and Pledge Agreement dated as of November 23, 2015 (the “Purchase Contract and Pledge Agreement”) between the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary.

The Notes are being issued pursuant to the Junior Subordinated Indenture dated as of November 23, 2015 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 23, 2015 (as supplemented, the “Indenture”).  The Notes bear interest at the applicable rate per annum listed in the description of the Notes above, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2016, subject to the Company’s right to defer such interest payments. The Notes are the unsecured and subordinated obligations of the Company and will rank junior in payment to all of our existing and future priority indebtedness, as defined in the Indenture.  The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount outstanding of the Notes may declare the principal and the accrued and unpaid interest, if any, on all of the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of Common Stock under the related purchase contracts that form a part of the Corporate Units.  A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. Treasury securities for any pledged ownership interests in the Notes.  The Notes will be remarketed, subject to certain terms and conditions, prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a remarketing agreement to be executed in the future.  Following any successful remarketing of the Notes, as contemplated by the Indenture and the Purchase Contract and Pledge Agreement, the interest rate on the Notes may be reset, interest will be payable semi-annually in arrears on May 1 and November 1, and the Company will no longer have the right to defer interest on the Notes.

Copies of the Purchase Contract and Pledge Agreement, the Indenture, the form of remarketing agreement, the form of Corporate Units, the form of Treasury Units and the form of Note are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.  The foregoing descriptions are qualified in their entirety by reference to the actual terms of the exhibits attached hereto.

Automatic Reduction of Bridge Facility Commitments

The net proceeds from the offerings of Common Stock and Corporate Units constitute “Net Cash Proceeds” arising from “Equity Issuances,” each as defined in the existing Bridge Term Loan Agreement dated as of August 6, 2015 among the Company, as Borrower, the financial institutions from time to time party thereto, as Banks, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Bridge Facility”).  As a result, the commitments of the Banks under our Bridge Facility, originally $1.17 billion, have been automatically reduced by the amount of the net proceeds from these offerings.

Item 9.01                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are being filed herewith:

Number	Exhibit

1.1	Common Stock Underwriting Agreement dated November 17, 2015 among Black Hills Corporation and the several Underwriters named in Schedule A thereto.
1.2	Units Underwriting Agreement dated November 17, 2015 among Black Hills Corporation and the several Underwriters named in Schedule A thereto.
4.1	Junior Subordinated Indenture dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 2015 Series A 3.50% Remarketable Junior Subordinated Notes due 2028 (included in Exhibit 4.2).
4.4

Purchase Contract and Pledge Agreement dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary.

4.5	Form of Remarketing Agreement (included in Exhibit 4.4).
4.6	Form of Corporate Units (included in Exhibit 4.4).
4.7	Form of Treasury Units (included in Exhibit 4.4).
5.1	Opinion of Steven J. Helmers, Esq.
5.2	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Steven J. Helmers, Esq. (included in Exhibit 5.1).
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2).
23.3	Consent of Faegre Baker Daniels LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: November 23, 2015

Exhibit Index

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement dated November 17, 2015 among Black Hills Corporation and the several Underwriters named in Schedule A thereto.
1.2	Units Underwriting Agreement dated November 17, 2015 among Black Hills Corporation and the several Underwriters named in Schedule A thereto.
4.1	Junior Subordinated Indenture dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 2015 Series A 3.50% Remarketable Junior Subordinated Notes due 2028 (included in Exhibit 4.2).
4.4

Purchase Contract and Pledge Agreement dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary.

4.5	Form of Remarketing Agreement (included in Exhibit 4.4).
4.6	Form of Corporate Units (included in Exhibit 4.4).
4.7	Form of Treasury Units (included in Exhibit 4.4).
5.1	Opinion of Steven J. Helmers, Esq.
5.2	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Steven J. Helmers, Esq. (included in Exhibit 5.1).
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2).
23.3	Consent of Faegre Baker Daniels LLP.